EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                        ================================
                        Computation of Earnings Per Share
                  --------------------------------------------
                      Dollars and Share Amounts in Millions

                                              Three Months Ended September 30
NET EARNINGS PER SHARE                              1995              1994
----------------------                              ------            ------
Net earnings                                        $  896            $  792
  Deduct preferred stock dividends                      26                26
                                                    ------            ------
Net earnings applicable to common stock             $  870            $  766
---------------------------------------             ======            ======
  Average number of common shares
    outstanding                                      686.6             684.7

Per Share
---------
  Net earnings per share                            $ 1.27            $ 1.12
                                                    ======            ======
NET EARNINGS PER SHARE ASSUMING
FULL DILUTION
-------------------------------
Net earnings                                        $  896            $  792
  Deduct differential -- preferred
    vs. common dividends                                10                11
                                                    ------            ------
Net earnings applicable to common stock             $  886            $  781
---------------------------------------             ======            ======
  Average number of common shares
    outstanding                                      686.6             684.7
  Add potential effect of:
    Exercise of options                                9.2               6.5
    Conversion of preferred stock                     52.2              53.2
                                                    ------            ------
  Average number of common shares
    outstanding, assuming full dilution              748.0             744.4
                                                    ======            ======
Per share assuming full dilution
--------------------------------
  Net earnings per share assuming full dilution     $ 1.18            $ 1.05
                                                    ======            ======


                                      -10-